EXHIBIT 23.3


                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]



INDEPENDENT AUDITORS' CONSENT

To the Board Directors and Stockholders
NFO Worldwide, Inc.
Greenwich, Connecticut

We consent to the incorporation by reference in this Registration Statement of NFO Worldwide, Inc. on Form S-3 of our report dated February 17, 1995, appearing in the Annual Report on Form 10-K of NFO Worldwide, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP
October 22, 1997